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                                                                   EXHIBIT 10.7

                                                               PNC LEASING, LLC
SCHEDULE OF LEASED EQUIPMENT                                   PNC BANK
(Conditional Sale)
                                    SCHEDULE NUMBER: 02248-007
                                    MASTER LEASE AGREEMENT NO.:02248
                                    MSTER LEASE AGREEMENT DATE: January 31,2000


LESSEE:   MOUNTAINEER PARK, INC.    SUPPLIER: WMS GAMING, INC.
          STATE ROUTE 2                       800 S NORTHPOINT BLVD.
          P.O. BOX 358                        WAUKEGAN, IL 60085
          CHESTER, WV  26034


1. SCHEDULE. This Schedule of Leased Equipment ("SCHEDULE") is hereby made a part of the Lease referenced above between the undersigned Lessor and Lessee, the terms and conditions of which are incorporated herein by reference.

2. EQUIPMENT. The Equipment subject to the Lease is described on the Supplement to Schedule of Leased Equipment ("SUPPLEMENT") attached hereto and incorporated herein, and includes all additions and accessions thereto, substitutions therefor and replacements thereto but does not include any earnings, revenues, cash and/or other proceeds generated from the Equipment or other such interest derived from or by the Equipment.

3. TITLE OF EQUIPMENT. At Lessee's request, Lessor has purchased the Equipment as a buyer in the ordinary course of business for value. Title to the Equipment shall remain with Lessor at all times. Lessee shall have no right, title or interest in or to the Equipment except as expressly set forth in the Lease.

4. EQUIPMENT LOCATION. The Equipment shall be located at the address stated in the Supplement and shall not be removed without Lessor's prior written consent.

5. INTERIM RENTAL TERM. The interim rental term as respects the Equipment described herein shall commence on the date of Lessor's first advance of funds for the purchase of the Equipment and shall terminate on the day before the commencement of the base lease term.

6.     NOTICES.   Except as otherwise provided in the Lease, all notices,
       demands, requests, consents, approvals and other communications required or permitted hereunder must be in writing and will be effective upon receipt. Such notices and other communications, may be hand-delivered, sent by facsimile transmission with confirmation of delivery and a copy sent by first-class mail, or sent by nationally recognized overnight courier service, to a party's address set forth in the Lease or to such other address as any party may give to the other in writing for such purpose with a copy to their respective counsel as follows:

       LESSEE'S COUNSEL: Ruben & Aronson, LLP
                         3299 K Street
                         Washington, D.C.  20007
                         ATTENTION:  Robert L. Ruben
                         Facsimile: (202) 965-3700

       LESSOR'S COUNSEL: Tucker Arensberg, P.C.
                         1500 One PPG Place
                         Pittsburgh, PA  15222
                         ATTENTION:  Terry J. Himes
                         Facsimile: (412) 594-5573

7. LEASE TERM. The base term of the Lease as respects the Equipment is set forth in the Supplement. Notwithstanding

                                           SCHEDULE(CONDITIONAL SALE) - REV.9/99

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       paragraph 31(f) of the Lease, Lessee shall not have the option to terminate the Lease prior to the expiration of the base term except as provided in the Lease. Provided that no Event of Default exists under the Lease, Lessor may also, but shall not be obligated to, evaluate requests for early termination. The granting of such requests shall be subject to Lessor's sole discretion.

8. END OF LEASE PURCHASE. Lessee will purchase all of the Equipment described in the Schedule at the price specified on Supplement
       ("PURCHASE PRICE") at the end of the rental term. The purchase of the Equipment shall occur AS IS, WHERE IS, WITHOUT ANY REPRESENTATIONS OR WARRANTIES WHATSOEVER except that Lessor shall transfer its rights to the Items of Equipment free of any lien or encumbrance created due to the acts or omissions of the Lessor.

9.     [RESERVED]

10. TITLE OF EQUIPMENT. Lessee shall be entitled to claim all depreciation, cost recovery, and other tax benefits with respect to the Equipment.

11. RETURN OF EQUIPMENT. Upon the occurrence of an Event of Default, upon demand by Lessor and subject to West Virginia law applicable to gaming equipment, Lessee shall return the Equipment, freight and insurance prepaid, to Lessor (or Lessor's nominee) at a location designated by Lessor. The Equipment and all parts thereto shall be free and clear of all liens (other than Lessor liens), and shall be free of all residual materials, cleaned, painted, complete with no missing components or attachments, and fully operational and able to perform its required task effectively, without repair or overhaul, within the original tolerances and specifications set by the manufacturer. Any and all costs of dismantling, packing and removal of the Equipment shall also be paid by Lessee. If the Equipment is returned in a condition other than that required, Lessee shall promptly pay for all necessary repairs.

12.    INSURANCE.  In addition to the requirements contained in the Lease, the following insurance requirements shall apply:
             LIABILITY COVERAGE:

             (a) General liability including/comprehensive form: premises/operations; products/completed operations; contractual liability; independent contractors; broad form property damage; personal injury; and collapse hazard.
             (b) Bodily Injury and Property Damage Combined Single Limit Per
             Occurrence: $2,000,000.
             (c) Fire-legal liability-custody, care or control, each occurrence:
             $1,000,000. PROPERTY COVERAGE: All risk of physical loss; Equipment must be insured for at least the total original cost.

13. COVENANTS. By executing and delivering to Lessor, the Lessee Acceptance Certificate contained in the Supplement, Lessee warrants, covenants and agrees that (a) Lessee has received all of the Equipment described in this Schedule at the location described in paragraph 4 hereof; (b) Lessee has duly inspected and accepts such Equipment without reservation; (c) Lessee is unconditionally bound to pay to Lessor the total rent and other payments due under the Lease, whether or not the Equipment described herein may now or hereafter become unsatisfactory in any respect; (d) notwithstanding anything contained herein, Lessor and Lessee shall continue to have all rights which either of them might otherwise have with respect to the Equipment described herein against any manufacturer or seller of the Equipment or any part thereof; and (e) prior to the year 2000, Lessee reviewed the areas within its business and operations which could be adversely affected by, and developed a program to address on a timely basis, the risk that certain computer applications used by Lessee may be unable to recognize and properly perform date-sensitive functions involving dates prior to and after December 31, 1999 (the "YEAR 2000 PROBLEM"). The Year 2000 Problem did not result in, and is not reasonably expected to result in, any material adverse effect on the business, properties, assets, financial condition, results of operations or prospects of Lessee, or the ability of Lessee to duly and punctually pay or perform its obligations hereunder and under the related documents. The Lessee continues to monitor for effects of the Year 2000 Problem pursuant to its established program.


WITNESS the due execution hereof with the intent to be legally bound this 29th day of July, 2002.

LESSOR:  PNC LEASING, LLC                        LESSEE: MOUNTAINEER PARK, INC.

BY:  /S/                                         BY:  /S/  EDSON R. ARNEAULT
     -------------------------------                  ----------------------

TITLE:______________________________             TITLE:   PRESIDENT

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